SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to "240.14a-12


                               DONEGAL GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                .......................................................

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                computed pursuant to Exchange Act Rule 0-11 (Set forth the
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                was determined):
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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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        3)       Filing Party:
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        4)       Date Filed:
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


                               DONEGAL GROUP INC.

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 18, 2002

                           -------------------------

To the Stockholders of
DONEGAL GROUP INC.:

     The annual meeting of stockholders of Donegal Group Inc. will be held at 10:00 a.m., local time, on April 18, 2002, at the Company's offices, 1195 River Road, Marietta, Pennsylvania 17547. At the annual meeting, the stockholders will act on the following matters:

     1. Election of three Class A directors, to serve until the expiration of their three-year terms and until their successors are elected;

     2. Election of KPMG LLP as independent public accountants for the Company for 2002; and

     3.   Any other matters that properly come before the meeting.

     All stockholders of record as of the close of business on February 22, 2002 are entitled to vote at the annual meeting.

     The Company's 2001 Annual Report, which is not part of the proxy soliciting material, is enclosed.

     It is important that your shares be represented and voted at the annual meeting. Please complete, sign and return the enclosed proxy card in the envelope provided whether or not you expect to attend the annual meeting in person.

                                By Order of the Board of Directors,



                                /s/ Donald H. Nikolaus
                                -----------------------------------------------
                                Donald H. Nikolaus,
                                President and Chief Executive Officer

March 22, 2002
Marietta, Pennsylvania

                                DONEGAL GROUP INC.

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

     This proxy statement contains information relating to the annual meeting of stockholders of Donegal Group Inc. to be held on Thursday, April 18, 2002, beginning at 10:00 a.m., at the offices of the Company, 1195 River Road, Marietta, Pennsylvania 17547, and at any postponement, adjournment or continuation of the meeting. This proxy statement and accompanying proxy are first being mailed to stockholders on March 22, 2002.

     Effective as of the close of business on April 19, 2001, the Company: (a) effected a one-for-three reverse stock split of its previously authorized common stock and redesignated that common stock as Class B common stock; and (b) declared a dividend of two shares of Class A common stock payable on each share of Class B common stock outstanding at the time. As a result of the reverse stock split and stock dividend, each person who held shares of the Company's previously authorized common stock as of the close of business on April 19, 2001 thereafter continued to hold, exclusive of any fractional interest in a share of Class B common stock, the same number of shares of the Company's capital stock, two-thirds of which were shares of Class A common stock and one-third of which were shares of Class B common stock. All share information set forth in this proxy statement for periods after April 19, 2001 reflects these transactions. Additional information regarding these transactions is contained in the Company's 2001 Annual Report to Stockholders.

                            ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including

     o    the election of directors, and

     o    the election of the Company's independent public accountants.

     In addition, the Company's management will report on the performance of the Company during 2001 and respond to appropriate questions from stockholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Holders of Class A common stock and Class B common stock of record at the close of business on the record date, February 22, 2002, are entitled to receive notice of and to vote at the annual meeting, and any postponement, adjournment or continuation of the meeting.

WHAT ARE THE VOTING RIGHTS OF THE STOCKHOLDERS?

     The Company has two classes of stock outstanding, the Class A common stock and the Class B common stock. As of the record date, 6,031,892 shares of Class A common stock were outstanding, each of which is entitled to one-tenth of a vote with respect to each matter to be voted on at the annual meeting, and 2,981,870 shares of Class B common stock were outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the annual meeting. Therefore, the holders of Class A common stock will be entitled to cast a total of 603,189 votes and the holders of Class B common stock will be entitled to cast a total of 2,981,870 votes, resulting in a total of 3,585,059 votes entitled to be cast at the annual meeting.

     As of the record date, Donegal Mutual Insurance Company (the "Mutual Company") owned 3,833,090 shares, or 63.5%, of the outstanding Class A common stock and 1,852,088 shares, or 62.1%, of the outstanding Class B common stock, and therefore will have the right to cast 62.4% of the votes entitled to be cast at the annual meeting. The Mutual Company has advised the Company that the Mutual Company will vote its shares for the election of Robert S. Bolinger, Patricia A. Gilmartin and Philip H. Glatfelter, II as Class A directors and for the election of

KPMG LLP as the Company's independent public accountants for 2002. Therefore, Messrs. Bolinger and Glatfelter and Mrs. Gilmartin will be elected as Class A directors and KPMG LLP will be elected as the Company's independent public accountants for 2002, irrespective of the votes cast by the stockholders of the Company other than the Mutual Company.

WHO CAN ATTEND THE ANNUAL MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

     If you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast by the holders of the Class A common stock and Class B common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     If you complete, properly sign and return the accompanying proxy card to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a signed proxy from the institution that holds their shares.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be revoked if you attend the meeting in person and request that your proxy be revoked, although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO I VOTE MY 401(K) PLAN SHARES?

     If you participate in the Donegal Mutual Insurance Company 401(k) Plan, you may vote the number of shares of Class A common stock and Class B common stock equivalent to the interests in Class A common stock and Class B common stock credited to your account as of the record date. You may vote by instructing Putnam Fiduciary Trust Company, the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by April 8, 2002.

     If you do not send instructions, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions.

     You may also revoke previously given voting instructions by April 8, 2002 by filing with the trustee either a written notice or revocation or a properly completed and signed voting instruction card bearing a later date.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends a vote:

     o for election of the nominated Class A directors (see pages 7 through 9), and

     o for election of KPMG LLP as the Company's independent public accountants for 2002 (see page 15).

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The three persons receiving the highest number of "FOR" votes cast by the holders of Class A common stock and Class B common stock, voting together without regard to class, will be elected. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Cumulative voting is not permitted in the election of directors.

     Other Items. The affirmative vote of a majority of the votes entitled to be cast by the holders of Class A common stock and Class B common stock whose shares are represented at the annual meeting in person or by proxy, voting together without regard to class, will be required for the election of independent public accountants. Abstentions and shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owner of or person otherwise entitled to vote the shares and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, are considered shares of stock outstanding and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention or broker non-vote will therefore have the practical effect of voting against approval of a proposal because each abstention and broker non-vote will represent one fewer vote for approval of the proposal.

     If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendation of the Board, i.e., for the election of the Company's nominees for Class A director and for the election of KPMG LLP as the Company's independent public accountants.

WHO WILL PAY THE COSTS OF SOLICITING PROXIES ON BEHALF OF THE BOARD OF
DIRECTORS?

     The Company is making this solicitation and will pay the cost of soliciting proxies on behalf of the Board of Directors, including expenses of preparing and mailing this proxy statement. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person or by telephone or telegram by the Company's regular officers and employees, none of whom will receive special compensation for such services. Upon request, the Company will also reimburse brokers, nominees, fiduciaries and custodians and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

     The following table identifies each person who is known by the Company to beneficially own more than 5% of the Company's outstanding Class A common stock or Class B common stock and states the percentage of total votes entitled to be cast by each. All information is as of February 22, 2002 unless otherwise noted.



                                 CLASS A SHARES   PERCENT OF    CLASS B SHARES   PERCENT OF
     NAME OF INDIVIDUAL OR        BENEFICIALLY     CLASS A       BENEFICIALLY      CLASS B       PERCENT OF
      IDENTITY OF GROUP              OWNED       COMMON STOCK       OWNED        COMMON STOCK   TOTAL VOTES
     ---------------------       --------------  ------------   --------------   ------------   -----------
Donegal Mutual
 Insurance Company..............   3,833,090         63.5%         1,852,088         62.1%          62.4%
   1195 River Road
   Marietta, PA 17547

Wellington Management
 Company, LLP(1)................     318,930          5.3            159,465          5.3            5.3
   75 State Street
   Boston, MA 02109


-----------
(1) As reported by Wellington Management Company, LLP as of December 31, 2001 in a filing made with the Securities and Exchange Commission (the "SEC").

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The following table shows the amount and percentage of the Company's outstanding Class A common stock and Class B common stock beneficially owned by each director, each executive officer named in the Summary Compensation Table and all executive officers and directors of the Company as a group as of February 22, 2002 as well as the percentage of total votes entitled to be cast by reason of that beneficial ownership.



                                 CLASS A SHARES   PERCENT OF      CLASS B SHARES   PERCENT OF
     NAME OF INDIVIDUAL OR        BENEFICIALLY     CLASS A         BENEFICIALLY      CLASS B        PERCENT OF
      IDENTITY OF GROUP             OWNED(1)    COMMON STOCK(2)       OWNED(1)    COMMON STOCK(2)   TOTAL VOTES
     ---------------------       -------------- ---------------   --------------  ---------------   -----------
DIRECTORS:
  C. Edwin Ireland .............       7,875          --               3,850            --              --
  Donald H. Nikolaus ...........     300,450(3)      4.8%            131,431(3)        4.3%            4.4%
  Patricia A. Gilmartin ........       2,183          --               1,004            --              --
  Philip H. Glatfelter, II .....       3,880          --               1,843            --              --
  R. Richard Sherbahn ..........         940          --                 381            --              --
  Robert S. Bolinger ...........       1,807          --                 816            --              --
  Thomas J. Finley, Jr. ........       1,297          --                 561            --              --
  John J. Lyons ................       6,666(4)       --                 500            --              --

EXECUTIVE OFFICERS (5):
  Ralph G. Spontak .............      87,817(6)      1.4%             30,859(6)        1.0%            1.1%
  Robert G. Shenk ..............      44,291(7)       --              17,540(7)         --              --
  Cyril J. Greenya .............      27,286(8)       --              11,128(8)         --              --
  Daniel J. Wagner .............      17,021(9)       --              10,093(9)         --              --
  All directors and executive
    officers as a group
    (12 persons) ...............     501,513(10)     8.3%            210,006(10)       7.1%            7.3%

------------------
(1) Information furnished by each individual named. This table includes shares that are owned jointly, in whole or in part, with the person's spouse, or individually by his or her spouse.
(2)  Less than 1% unless otherwise indicated.
(3) Includes 166,667 shares of Class A common stock and 66,666 shares of Class B common stock Mr. Nikolaus has the option to purchase under stock options granted by the Company that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement.
(4) Includes 1,666 shares of Class A common stock Mr. Lyons has the option to purchase under stock options granted by the Company that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement.
(5)  Excludes executive officers listed under "Directors."
(6) Includes 71,111 shares of Class A common stock and 22,634 shares of Class B common stock Mr. Spontak has the option to purchase under stock options granted by the Company that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement.
(7) Includes 37,222 shares of Class A common stock and 14,444 shares of Class B common stock Mr. Shenk has the option to purchase under stock options granted by the Company that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement.
(8) Includes 26,333 shares of Class A common stock and 10,666 shares of Class B common stock Mr. Greenya has the option to purchase under stock options granted by the Company that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement.
(9) Includes 16,667 shares of Class A common stock and 6,666 shares of Class B common stock Mr. Wagner has the option to purchase under stock options granted by the Company that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement.
(10) Includes 319,666 shares of Class A common stock and 121,076 shares of Class B common stock purchasable upon the exercise of options granted under stock options granted by the Company that are currently exercisable or that become exercisable within 60 days after the date of this proxy statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the officers and directors of the Company, as well as persons who own 10% or more of a class of equity securities of the Company, file reports of their ownership of the Company's securities, as well as monthly statements of changes in such ownership, with the Company, the SEC and the Nasdaq Stock Market. Based upon written representations received by the Company from its officers, directors and 10% or more stockholders, and the Company's review of the monthly statements of ownership changes filed with the Company by its officers, directors and 10% or more stockholders during 2001, the Company believes that all such filings required during 2001 were made on a timely basis.

RELATIONSHIP WITH THE MUTUAL COMPANY

     The Company was formed by the Mutual Company in August 1986 and was a wholly owned subsidiary of the Mutual Company until November 1986, when the Company sold shares of its previously authorized common stock in a public offering. In September 1993, the Company sold additional shares of its common stock in a public offering and, at the same time, the Mutual Company sold shares of the Company's common stock. Since that date, the Mutual Company has at various times purchased shares of the Company's previously authorized common stock in the open market in exempt transactions under SEC Rule 10b-18 and in private transactions and at all times has owned between 57% and 64% of the Company's common stock. The Mutual Company owned 3,833,090 shares, or approximately 63.5%, of the Company's Class A common stock and 1,852,088 shares, or approximately 62.4%, of the Company's Class B common stock as of February 22, 2002.

     The Company's operations are interrelated with the operations of the Mutual Company, and various reinsurance arrangements exist between the Company and the Mutual Company. The Company believes that its various transactions with the Mutual Company have been on terms no less favorable to the Company than the terms that could have been negotiated with an independent third party.

     All of the Company's officers are officers of the Mutual Company, five of the Company's seven directors are directors of the Mutual Company and two of the Company's executive officers are directors of the Mutual Company. The Company and the Mutual Company maintain a Coordinating Committee, which consists of two outside directors from each of the Company and the Mutual Company, none of whom holds seats on both Boards. Under the Company's and the Mutual Company's By-laws, any new agreement between the Company and the Mutual Company and any proposed change in any existing agreement between the Company and the Mutual Company must first be submitted for approval by the respective Boards of Directors of the Company and the Mutual Company and, if approved, submitted to the Coordinating Committee for approval. The proposed new agreement or change in an existing agreement will receive Coordinating Committee approval only if both of the Company's Coordinating Committee members conclude the new agreement or change in an existing agreement is fair to the Company and its stockholders and if both of the Mutual Company's members conclude the new agreement is fair and equitable to the Mutual Company and its policyholders. The purpose of this provision is to protect the interests of the stockholders of the Company and the interests of the policyholders of the Mutual Company. The Coordinating Committee meets on an as-needed basis. The Company's members on the Coordinating Committee are Robert S. Bolinger and Thomas J. Finley, Jr. See "Item 1 -- Election of Directors." The Mutual Company's members on the Coordinating Committee are John
E. Hiestand and Frederick W. Dreher. Mr. Hiestand, age 63, has been a director of the Mutual Company since 1983 and currently is a self-employed provider of insurance administrative services. He was President of Hiestand Memorials, Inc., a manufacturer of cemetery monuments, from 1977 to 1997. Mr. Dreher, age 61, has been a director of the Mutual Company since 1996. He is a partner in the law firm of Duane Morris LLP, where he has practiced since 1965. See "Item 1 -- Election of Directors -- Certain Transactions."

     The Mutual Company provides all personnel for the Company and certain of its insurance subsidiaries, including Atlantic States Insurance Company ("Atlantic States"), Southern Insurance Company of Virginia ("Southern"), Pioneer Insurance Company ("Pioneer") and Southern Heritage Insurance Company ("Southern Heritage"). Expenses are allocated to the Company, Southern, Pioneer and Southern Heritage according to a time allocation and estimated usage agreement, and to Atlantic States in relation to the relative participation of the Mutual Company and Atlantic States in the pooling agreement described herein. Expenses allocated to the Company under such agreement were $29,298,569 in 2001.

     The Mutual Company leases office equipment and automobiles from the Company. The Mutual Company made lease payments to the Company of $801,083 in 2001.

     The Mutual Company is currently a party to retrocessional agreements with each of the Company's insurance subsidiaries whereby the Mutual Company assumes 100% of the net liability that may accrue to such company from its insurance operations and retrocedes 100% of the net liability back to such company.

     The Mutual Company and Atlantic States participate in an underwriting pool, whereby Atlantic States cedes premiums, losses and loss adjustment expenses on all of its business to the Mutual Company and assumes from the Mutual Company a specified portion of the premiums, losses and loss adjustment expenses of the Mutual Company and Atlantic States. Substantially all of the Mutual Company's property and casualty insurance business is included in the pooled business. All premiums, losses, loss adjustment expenses and other underwriting expenses are prorated among the parties on the basis of their participation in the pool. The pooling agreement may be amended or terminated at the end of any calendar year by agreement of the parties, subject to approval by the Coordinating Committee. The allocations of pool participation percentages between the Mutual Company and Atlantic States are based on the pool participants' relative amounts of capital and surplus, expectations of future relative amounts of capital and surplus and the ability of the Company to raise capital for Atlantic States. Atlantic States' participation in 2001 was 70%. Additional information describing the pooling agreement is contained in the Company's 2001 Annual Report to Stockholders.

     Atlantic States and the Mutual Company are also currently parties to a property catastrophe excess of loss reinsurance agreement whereby the Mutual Company reinsures Atlantic States for catastrophe losses in excess of $400,000 per event.

     The Mutual Company and Southern are parties to a reinsurance agreement, whereby the Mutual Company reinsures 50% of Southern's business. Because the Mutual Company places substantially all of the business assumed from Southern in the pool, from which the Company, through Atlantic States, has an allocation of 70%, the Company's operations include approximately 85% of the business written by Southern. Southern and the Mutual Company settle balances resulting from this reinsurance arrangement on a monthly basis. The Mutual Company and Southern are also parties to a property catastrophe excess of loss reinsurance agreement, whereby the Mutual Company reinsures Southern for catastrophe losses in excess of $300,000 and an excess of loss reinsurance agreement whereby the Mutual Company reinsures Southern for individual losses in excess of $100,000, up to a limit of $50,000.

     The Mutual Company and Pioneer are parties to an underlying excess of loss reinsurance agreement, whereby the Mutual Company reinsures Pioneer for losses in excess of $50,000, up to a limit of $250,000. The Mutual Company and Pioneer are also parties to a property catastrophe excess of loss agreement whereby the Mutual Company reinsures Pioneer for catastrophe losses in excess of $200,000.

     The Mutual Company and Southern Heritage are parties to a catastrophe agreement whereby the Mutual Company reinsures Southern Heritage for catastrophe claims in excess of $400,000 per event. The Mutual Company and Southern Heritage are also parties to an underlying excess of loss reinsurance agreement, whereby the Mutual Company reinsures Southern Heritage for losses in excess of $150,000, up to a limit of $150,000.

     The Company and the Mutual Company jointly own Donegal Financial Services Corporation, the holding company for Province Bank FSB ("Province Bank"), a federal savings bank headquartered in Marietta, Pennsylvania, the deposits of which are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. In connection with the initial capitalization of Province Bank, which opened for business in September 2000, the Mutual Company purchased 55%, for $3,575,000, and the Company purchased 45%, for $2,925,000, of the capital stock of Donegal Financial Services Corporation.

     The Mutual Company and Province Bank are parties to a lease whereby Province Bank leases 3,600 square feet in one of the Mutual Company's buildings located in Marietta, Pennsylvania from the Mutual Company for an annual rent based on an independent appraisal. The Mutual Company and Province Bank are also parties to an Administrative Services Agreement whereby the Mutual Company is obligated to provide various human resource services, principally payroll and employee benefits administration, administrative support, facility and equipment maintenance services and purchasing, to Province Bank, subject to the overall limitation that the costs to be charged by the Mutual Company may not exceed the costs of independent vendors for similar services and further subject to annual maximum cost limitations specified in the Administrative Services Agreement.

                        ITEM 1 -- ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS CONTINUING IN OFFICE

     The Company's Board of Directors currently consists of eight members. Each director is elected for a three-year term and until his successor has been duly elected. The current three-year terms of the Company's directors expire in the years 2002, 2003 and 2004, respectively.

     Three Class A directors are to be elected at the annual meeting. Unless otherwise instructed, the proxies solicited by the Board of Directors will be voted for the election of the nominees named below. All of the nominees are currently directors of the Company.

     If a nominee becomes unavailable for any reason, the proxies intend to vote for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office until the expiration of the term of the class of directors in which the vacancy exists.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW.

     The names of the nominees for Class A director and the Class B directors and Class C directors who will continue in office after the annual meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

                        DIRECTORS STANDING FOR ELECTION

CLASS A DIRECTORS

                                                      DIRECTOR   YEAR TERM
NAME                                            AGE    SINCE    WILL EXPIRE*
----                                            ---   --------  ------------
Robert S. Bolinger ..........................    65     1986        2005
Patricia A. Gilmartin .......................    62     1986        2005
Philip H. Glatfelter, II ....................    72     1986        2005

------------
*  If elected at the annual meeting


                         DIRECTORS CONTINUING IN OFFICE

CLASS B DIRECTORS

                                                      DIRECTOR   YEAR TERM
NAME                                            AGE    SINCE    WILL EXPIRE
----                                            ---   --------  ------------
C. Edwin Ireland.............................    92     1986        2003
Donald H. Nikolaus...........................    59     1986        2003

CLASS C DIRECTORS

                                                      DIRECTOR   YEAR TERM
NAME                                            AGE    SINCE    WILL EXPIRE
----                                            ---   --------  ------------
Thomas J. Finley, Jr.........................    81     1986        2004
R. Richard Sherbahn..........................    73     1986        2004
John J. Lyons................................    62     2001        2004

     Mr. Bolinger retired in 2001 as Chairman and Chief Executive Officer of Susquehanna Bancshares, Inc, a position he held since 1982. Mr. Bolinger is a director of Susquehanna Bancshares, Inc.

     Mr. Finley retired in 1985 as President and Chief Executive Officer of the Insurance Federation of Pennsylvania, a position he held for 18 years prior to his retirement.

     Mrs. Gilmartin has been an employee since 1969 of Donegal Insurance Agency, which has no affiliation with the Company, except that Donegal Insurance Agency receives insurance commissions in the ordinary course of business from the Company's subsidiaries and affiliates in accordance with such subsidiaries' and affiliates' standard commission schedules and agency contracts. Mrs. Gilmartin has been a director of the Mutual Company since 1979.

     Mr. Glatfelter retired in 1989 as a Vice President of Meridian Bank, a position he held for more than five years prior to his retirement. Mr. Glatfelter has been a director of the Mutual Company since 1981, was Vice Chairman of the Mutual Company from 1991 to 2001 and has been Chairman of the Board of the Company and the Mutual Company since 2001.

     Mr. Ireland is former Chairman of the Lancaster Industrial Development Authority. He retired from Hamilton Watch Company in 1970. Prior thereto, he was Vice President, Secretary and Treasurer of Hamilton Watch Company. Mr. Ireland has been a director of the Mutual Company since 1972 and was Chairman of its Board of Directors from 1985 to 2001. He served as Chairman of the Company's Board of Directors from 1986 to 2001.

     Mr. Lyons has been President and Chief Operating Officer of Keefe Managers, Inc., a manager of private investment funds, since February 1999. In his capacity as a professional bank consultant, Mr. Lyons served (a) from September 1997 to February 1999 as President and Chief Executive Officer of Gateway American Bank of Florida, Fort Lauderdale, Florida, (b) from August 1996 to April 1997, as President and Chief Executive Officer of Regent National Bank, Philadelphia, Pennsylvania, (c) from April 1995 to August 1996, as President and Chief Executive Officer and a director of Monarch Savings Bank, FSB, Clark, New Jersey and (d) from December 1993 until April 1995, as President and Chief Executive Officer of Jupiter Tequesta National Bank, Tequesta, Florida. Mr. Lyons was Vice Chairman of Advest, Inc. during 1993 and from 1989 through 1993 was a member of its Board of Directors. He is a director of Gateway American Bank of Florida and Bisys Group Inc.

     Mr. Nikolaus has been President of the Mutual Company since 1981 and a director of the Mutual Company since 1972. He has been President of the Company since 1986. Mr. Nikolaus has been a partner in the law firm of Nikolaus & Hohenadel since 1972.

     Mr. Sherbahn has owned and operated Sherbahn Associates, Inc., a life insurance and financial planning firm, since 1974. Mr. Sherbahn has been a director of the Mutual Company since 1967.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met 7 times in 2001. The Board of Directors has an Executive Committee, an Audit Committee, a Nominating Committee, a Compensation Committee and, together with the Mutual Company, a four-member Coordinating Committee.

     The Company's Executive Committee met 14 times in 2001. Messrs. Nikolaus, Sherbahn and Glatfelter are the members of the Executive Committee. The Executive Committee has the authority to take all action that can be taken by the full Board of Directors, consistent with Delaware law, between meetings of the Board of Directors.

     The Audit Committee of the Company consists of Messrs. Bolinger, Glatfelter and Lyons. The Audit Committee, which met one time in 2001, reviews the Company's financial reporting process, audit reports and management recommendations made by the Company's independent public accountants.

     The Nominating Committee of the Company consists of Messrs. Finley, Ireland and Glatfelter. The Nominating Committee, which met one time in 2001, is responsible for the nomination of candidates to stand for election to the Board of Directors at the annual meeting and the nomination of candidates to fill vacancies on the Board of Directors between meetings of stockholders. The Nominating Committee will consider written nominations for directors from stockholders to the extent such nominations are made in accordance with the Company's By-laws. See "Stockholder Proposals."

     The Compensation Committee of the Company consists of Messrs. Sherbahn and Glatfelter. The Compensation Committee met two times in 2001 to review and recommend compensation plans, approve certain compensation changes and determine employees who participate in and grant options under the Company's employee stock option plans. Mr. Dreher, in his capacity as a member of the Coordinating Committee, consults with the Compensation Committee with respect to the participation of Mutual Company employees in the Company's equity incentive plans.

                           COMPENSATION OF DIRECTORS

     Directors of the Company were paid an annual retainer of $17,000 in 2001. Directors who are members of committees of the Board of Directors received $250 for each committee meeting attended. If a director serves on the Board of Directors of both the Mutual Company and the Company, the director receives only one annual retainer. In such event, the retainer is allocated 30% to the Mutual Company and 70% to the Company.

     Pursuant to the Company's 2001 Equity Incentive Plan for Directors, each director of the Company and the Mutual Company receives an annual restricted stock award of 175 shares of the Company's Class A common stock, provided that the director served as a member of the Board of Directors of the Company or the Mutual Company during any portion of the preceding calendar year. The Mutual Company reimburses the Company for the cost of the options granted to directors of the Mutual Company who are not also directors of the Company. Pursuant to the 2001 Director Plan, each outside director of the Company and the Mutual Company is also eligible to receive non-qualified options to purchase shares of common stock in an amount determined by the Company's Board of Directors from time to time. Prior to April 2001, the directors of the Company participated in the 1996 Equity Incentive Plan for Directors.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company and the Mutual Company during each of the three fiscal years ended December 31, 2001 for services rendered in all capacities to the chief executive officer of the Company and the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 in the fiscal year ended December 31, 2001.



                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                            ANNUAL COMPENSATION (1)                   COMPENSATION AWARDS
                            ---------------------------------------------------   --------------------------
                                                                     OTHER         RESTRICTED     SECURITIES
     NAME AND                                                        ANNUAL          STOCK        UNDERLYING        ALL OTHER
PRINCIPAL POSITION          YEAR     SALARY ($)    BONUS ($)     COMPENSATION ($)  AWARDS ($)     OPTIONS (#)    COMPENSATION ($)
------------------          ----     ----------    ---------     ----------------  ----------     -----------    ----------------
Donald H. Nikolaus,         2001      390,000           --              --            1,682        100,000          71,547(2)
  President and Chief       2000      340,000       85,821              --            1,480             --          71,593
  Executive Officer         1999      377,931        1,972          10,356            2,766        100,000         103,173

Ralph G. Spontak,           2001      250,601           --              --            1,682         40,000          26,009(2)
  Senior Vice President,    2000      234,385       42,911              --            1,480             --          29,510
  Chief Financial Officer   1999      249,123        1,478           4,235            2,766         40,000          53,979
  and Secretary

Robert G. Shenk,            2001      166,293           --              --               --         25,000          11,103(2)
  Senior Vice President,    2000      165,385       22,585              --               --             --          11,013
  Claims                    1999      154,738        4,642              --               --         25,000          17,866

Cyril J. Greenya,           2001      114,242           --              --               --         15,000           6,738(2)
  Senior Vice President,    2000      114,154       16,938              --               --             --           6,714
  Commercial                1999      109,877        3,296              --               --         16,000          11,509
  Underwriting

Daniel J. Wagner,           2001      107,351           --              --               --         10,000          10,760(2)
  Vice President            2000      111,846       15,357              --               --             --          10,293
  and Treasurer             1999      106,908        3,207              --               --         10,000          12,347


-------------------
(1) All compensation of officers of the Company is paid by the Mutual Company. Pursuant to the terms of an intercompany allocation agreement between the Company and the Mutual Company, the Company is charged for its proportionate share of all such compensation.
(2) In the case of Mr. Nikolaus, the total shown also includes premiums of $38,012 paid under split-dollar life insurance policies, premiums of $3,896 paid under a term life insurance policy and directors and committee meeting fees of $22,650. In the case of Mr. Spontak, the total shown includes premiums of $6,690 paid under a split-dollar life insurance policy, premiums of $869 paid under a term life insurance policy and directors and committee meeting fees of $18,450. In the case of Messrs. Shenk, Greenya and Wagner, the totals shown also include term life insurance premiums of $603, $619 and $260, respectively.



                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS                 POTENTIAL REALIZABLE
                          -------------------------------------------------    VALUE AT ASSUMED
                           NUMBER OF    % OF TOTAL                           ANNUAL RATES OF STOCK
                          SECURITIES      OPTIONS                             PRICE APPRECIATION
                          UNDERLYING     GRANTED TO    EXERCISE                 FOR OPTION TERM
                            OPTIONS     EMPLOYEES IN    PRICE    EXPIRATION  ---------------------
NAME                      GRANTED (#)   FISCAL YEAR    ($/SH)       DATE       5% ($)     10% ($)
----                      -----------   -----------    ------       ----       ------     -------
Donald H. Nikolaus.....   100,000(1)      21.8%         14.00     7/19/06     255,000     689,000
Ralph G. Spontak.......    40,000(1)       8.7          14.00     7/19/06     102,000     275,600
Robert G. Shenk........    25,000(1)       5.4          14.00     7/19/06      63,750     159,725
Cyril J. Greenya.......    15,000(1)       3.3          14.00     7/19/06      38,250      95,835
Daniel J. Wagner.......    10,000(1)       6.3          14.00     7/19/06      25,500      63,890


----------------
(1) These options vest in three substantially equal cumulative annual installments on January 1, 2002, January 1, 2003 and January 1, 2004, respectively.

     The following table shows information with respect to options exercised during the year ended December 31, 2001 and held on December 31, 2001 by the persons named in the Summary Compensation Table.


               OPTIONS EXERCISED AND VALUES FOR FISCAL YEAR 2001

                                                            NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                UNDERLYING                        IN-THE-MONEY
                             SHARES                      OPTIONS AT FISCAL YEAR END        OPTIONS AT FISCAL YEAR END
                           ACQUIRED         VALUE      -----------------------------     -----------------------------
NAME                      ON EXERCISE     REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                      -----------     --------     -----------     -------------     -----------     -------------
Donald H. Nikolaus......       --            --          366,667          100,000          164,888           82,444
Ralph G. Spontak........       --            --          166,666           40,000           65,954           32,977
Robert G. Shenk.........       --            --           78,334           25,000           41,222           20,611
Cyril J. Greenya........       --            --           58,666           20,334           26,381           13,191
Daniel J. Wagner........       --            --           41,110           10,000           16,489            8,244


                      REPORT OF THE COMPENSATION COMMITTEE

     THE FOLLOWING REPORT OF THE COMPANY'S COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT IMMEDIATELY FOLLOWS SUCH REPORT SHALL NOT BE DEEMED PROXY SOLICITATION MATERIAL, SHALL NOT BE DEEMED FILED WITH THE SEC UNDER THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED AND SHALL NOT OTHERWISE BE SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

     Under the rules established by the SEC, the Company is required to provide certain information about the compensation and benefits provided to the Company's Chief Executive Officer and the other executive officers listed in the Summary Compensation Table. The disclosure requirements as to these officers include the use of specified tables and a report of the Company's Compensation Committee reviewing the factors that resulted in compensation decisions affecting these officers and the Company's other executive officers. The Compensation Committee of the Board of Directors has furnished the following report in fulfillment of the SEC's requirements.

     The Compensation Committee reviews the general compensation policies of the Company, including the compensation plans and compensation levels for executive officers, and administers the Company's equity incentive plans and the cash incentive compensation program in which the Company's executive officers participate. No members of the Compensation Committee are former or current officers of the Company, or have other interlocking relationships, as defined by the SEC.

     Compensation of the Company's executive officers has two principal elements: (i) an annual portion, consisting of a base salary that is reviewed annually and cash bonuses based on the Company's underwriting results, and (ii) a long-term portion, consisting of stock options. In general, the executive compensation program of the Company has been designed to:

     (i) attract and retain executive officers who contribute to the long-term success of the Company;

     (ii) motivate key senior executive officers to achieve strategic business objectives and reward them for the achievement of these objectives; and

     (iii) support a compensation policy that differentiates in compensation amounts based on corporate and individual performance and responsibilities.

     A major component of the Company's compensation policy, which has been approved by the Compensation Committee, is that a significant portion of the aggregate annual compensation of the Company's executive officers should be based upon the Company's underwriting results and the achievement of other business and financial objectives and the contribution of the individual officer. For a number of years, the Company has maintained a cash incentive compensation program for the Company's executive officers. This program provides a formula pursuant to which a fixed percentage of the Company's underwriting results for the year is computed, as specified in the program, and then allocated among the executive officers selected to participate in the program for the particular year. The identity of the executive officers selected to participate in the program for the particular year as well as their participation in the amount determined by application of the fixed formula is based upon recommendations submitted by the Company's senior executive officers to the Compensation Committee. The Compensation Committee reviews those recommendations and fixes the percentage participation of the Company's executive officers in the program. None of the executive officers named in the Summary Compensation Table received any payment under the cash incentive compensation program for 2001 because the Company had an underwriting loss of $6,293,939, primarily resulting from an increase in claim frequency and competitive pressures impacting premium levels. This compares to an allocation of $182,483 to the named executive officers under the cash compensation plan for 2000, when the Company's underwriting loss was only $2,742,088. Because the payments under the cash incentive plan reflect the underwriting results of the Company, the Compensation Committee believes that the amount of the incentive payments are tied directly to the Company's performance.

     The principal factors considered by the Company when it established the cash incentive compensation program were:

     (i)   achievement of the Company's long-term underwriting objectives; and

     (ii) the Company's long-term underwriting results compared to the long-term underwriting results of other property and casualty insurance companies.

     Such factors as the Company's continued better-than-industry underwriting results, continued expense control and the successful maintenance of the restructuring program initiated in 1999, which resulted in an expense ratio of 32.3% in 2001 compared to 36.6% in 1999, the successful restructuring in April 2001 of the Company's common stock into Class A common stock and Class B common stock, with both classes trading on the Nasdaq National Market, the consolidation of several of the Company's insurance subsidiaries commenced during 2001 to achieve cost savings and enhanced efficiency and the Company's expansion of its federal savings bank affiliate, Province Bank, as well as a subjective analysis of Mr. Nikolaus' leadership and performance, were considered by the Compensation Committee in approving Mr. Nikolaus' compensation, including his participation percentage under the Company's cash incentive program. Due to the Company's significant underwriting loss, however, Mr. Nikolaus did not receive any payment under that program for 2001.

     The Company's executive officers participate in the Equity Incentive Plans, under which stock options are granted from time to time at not less than the fair market value of the Company's common stock on the date of grant. The options typically vest over three years. The primary purpose of the Equity Incentive Plans is to provide an incentive for the Company's long-term performance. Such stock options provide an incentive for the creation of stockholder value over the long term because the full benefit of the options can be realized only if the price of the Company's common stock appreciates over time. During 2001, 195,334 options were granted to the Company's executive officers, including 100,000 options granted to Mr. Nikolaus.

     Based upon all of the foregoing factors, the Compensation Committee believes the compensation of Mr. Nikolaus and the other executive officers of the Company was reasonable in view of the Company's performance and the contribution of those officers to that performance in 2001, as well as the performance of the Company in 2001 compared to the performance of other property and casualty insurance companies in 2001.

     Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation of more than $1 million paid to a company's chief executive officer or any executive officer named in its Summary Compensation Table. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The policy of the Compensation Committee is to structure the compensation of the Company's executive officers, including Mr. Nikolaus, to avoid the loss of the deductibility of any compensation, although Section 162(m) will not preclude the Compensation Committee from awarding compensation in excess of $1 million, if it should be warranted in the future. The Company believes that Section 162(m) will not have any effect on the deductibility of the compensation of Mr. Nikolaus and the other executive officers named in the Summary Compensation Table for 2001.

                                              Submitted by:

January 24, 2002                              Compensation Committee

                                              R. Richard Sherbahn
                                              Philip H. Glatfelter, II

 COMPARISON OF TOTAL RETURN ON THE COMPANY'S COMMON STOCK WITH CERTAIN AVERAGES

     The following graph provides an indicator of cumulative total stockholder returns on the Company's common stock compared to the Russell 2000 Index and a peer group of property and casualty insurance companies selected by Value Line, Inc. The members of the peer group are as follows: 21st Century Industries, Acceptance Insurance Cos. Inc., ACE Limited, ACMAT Corp., Allcity Insurance Co., Allmerica Financial Corp., Allstate Corp., American Financial Group Inc., American Medical Security Group Inc., Argonaut Group Inc., Baldwin & Lyons Inc., W.R. Berkley Corporation, The Chubb Corporation, Cincinnati Financial Corporation, CNA Financial Corp., EMC Insurance Group Inc., Erie Indemnity Company, Everest Re Group Ltd., Fairfax Financial Holding, Fremont General Corporation, Gainsco Inc., Harleysville Group Inc., HCC Insurance Holdings, Inc., Highlands Insurance Group Inc., Markel Corporation, Meadowbrook Insurance Group Inc., MEEMIC Holdings Inc., Merchants Group Inc., Mercury General Corporation, Midland Company, MIIX Group, Inc., Ohio Casualty Corporation, Old Republic International Corp., PartnerRe Ltd., Philadelphia Consolidated Holding Corp., PICO Holdings Inc., PMI Mortgage Group, Progressive Corp. Ohio, PXRE Group Ltd., Renaissancere Holdings Ltd., RLI Corporation, SAFECO Corporation, Selective Insurance Group, Inc., The St. Paul Companies, Inc., State Auto Financial Corp., Transatlantic Holdings, Inc., Trenwick Group Ltd., United Fire and Casualty Company, XL Capital Limited and Zenith National Insurance Company.

     [In the printed version of this document, a line graph appears which depicts the following plot points:]


                Comparison of Five-Year Cumulative Total Return*
    Donegal Group, Inc.**, Donegal Group, Inc. A**, Donegal Group, Inc. B**,
           Russell 2000 Index and Value Line Insurance (Prop/Casualty)
                     (Performance Results Through 12/31/01)

                                                                        Year or Period Ending
                                                                        ---------------------
Company Name/Index                        Base
                                          Period
                                          12/96     12/97     12/98     12/99      12/00     4/19/01   12/01
                                          -----     -----     -----     -----      -----     -------   -----

Donegal Group, Inc.**                     100       146.88    140.93     59.51      93.05        --        --


Donegal Group, Inc. "A"**                 100           --        --        --         --     35.13     29.73


Donegal Group, Inc. "B"**                 100           --        --        --         --     35.13     35.83


Russell 2000 Index                        100       122.20    118.86    140.06     134.60        --    135.99


Insurance (Prop/Casualty)                 100       154.23    156.58    130.74     181.09        --    188.41



     Assumes $100 invested at the close of trading on December 31, 1996 in Donegal Group Inc.** common stock, Donegal Group Inc. "A"**, Donegal Group Inc. "B"**, Russell 2000 Index and Value Line Insurance (Property/Casualty).

---------------
 *Cumulative total return assumes reinvestment of dividends.
**As of April 19, 2001                                 SOURCE: VALUE LINE, INC.

                         REPORT OF THE AUDIT COMMITTEE

     THE FOLLOWING REPORT OF THE COMPANY'S AUDIT COMMITTEE SHALL NOT BE DEEMED PROXY SOLICITATION MATERIAL, SHALL NOT BE DEEMED FILED WITH THE SEC UNDER THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED AND SHALL NOT OTHERWISE BE SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

     The Audit Committee of the Board of Directors reviews the financial reporting process, including the overview of the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public and others who rely thereon, the Company's systems of internal accounting and financial controls, the selection, evaluation and retention of independent public accountants and the annual independent audit of the Company's financial statements. Each of the Audit Committee members satisfies the definition of independent director as established in the Audit Committee Policy of the Nasdaq Stock Market and complies with the financial literacy requirements thereof. The Board of Directors adopted a written charter for the Audit Committee on June 13, 2000.

     The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed those statements with management. The Audit Committee has also discussed with KPMG LLP, the Company's independent public accountants during 2001, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

     The Audit Committee received from KPMG LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP matters relating to its independence. The Audit Committee also considered the compatibility of the provision of non-audit services by KPMG LLP with the maintenance of KPMG LLP's independence.

     The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining KPMG LLP's independence.

     On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and be filed with the SEC.

                                              Submitted by:

January 24, 2002                              Audit Committee

                                              Robert S. Bolinger
                                              Philip H. Glatfelter, II
                                              John J. Lyons


                            AUDIT AND NON-AUDIT FEES

     Audit Fees. The aggregate fees billed to the Company by KPMG LLP, the independent public accountants for the Company, in connection with (i) the audit of Company's annual consolidated financial statements for the fiscal year ended December 31, 2001 and (ii) the reviews of the consolidated financial statements included in the Company's Form 10-Q quarterly reports for the fiscal year ended December 31, 2001 was $168,000.

     Financial Design and Implementation Fees. Fees billed by KPMG LLP for information technology services rendered by KPMG LLP during the fiscal year ended December 31, 2001 were $14,000.

     All Other Fees. The aggregate fees billed by KPMG LLP for non-audit services other than information technology services during the fiscal year ended December 31, 2001 were $45,000 for statutory auditing and actuarial reviews and $49,000 relating to the review of SEC filings and responses to comment letters.

                              CERTAIN TRANSACTIONS

     Donald H. Nikolaus, President and a director of the Company and the Mutual Company, is also a partner in the law firm of Nikolaus & Hohenadel. Such firm has served as general counsel to the Mutual Company since 1970 and to the Company since 1986, principally in connection with the defense of claims litigation arising in Lancaster, Dauphin and York counties. Such firm is paid its customary fees for such services.

     Patricia A. Gilmartin, a director of the Company and the Mutual Company, is an employee of Donegal Insurance Agency, which has no affiliation with the Company except that Donegal Insurance Agency receives insurance commissions in the ordinary course of business from the Company's subsidiaries and affiliates in accordance with such subsidiaries' and affiliates' standard commission schedules and agency contracts.

     Frederick W. Dreher, a director of the Mutual Company and one of the Mutual Company's representatives on the Coordinating Committee, is a partner in the law firm of Duane Morris LLP, which represents the Company and the Mutual Company in certain legal matters. Such firm is paid its customary fees for such services.

              ITEM 2 -- ELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the election of KPMG LLP as the Company's independent public accountants for 2002. The Company has been advised by KPMG LLP that none of its members has any financial interest in the Company. Election of KPMG LLP will require the affirmative vote of a majority of the votes entitled to be cast by the holders of the Class A common stock and Class B common stock whose shares are represented at the annual meeting in person or by proxy, voting together without regard to class.

     A representative of KPMG LLP will attend the annual meeting, will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by stockholders at the annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2002.

                             STOCKHOLDER PROPOSALS

     Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's proxy statement for its 2003 annual meeting of stockholders must deliver such proposal in writing to the Company's Secretary at the Company's principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547, not later than November 22, 2002.

     Pursuant to Section 2.3 of the Company's By-laws, if a stockholder wishes to present at the Company's 2003 annual meeting of stockholders (i) a proposal relating to nominations for and election of directors for consideration by the Nominating Committee of the Company's Board of Directors or (ii) a proposal relating to a matter other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals set forth in the Company's By-laws, which are summarized below. Written notice of any such proposal containing the information required under the Company's By-laws, as described herein, must be delivered in person, by first class United States mail postage prepaid or by reputable overnight delivery service to the Company's Secretary at the Company's principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547 during the period commencing on November 22, 2002 and ending on December 23, 2002.

     A written proposal of nomination for a director must set forth (A) the name and address of the stockholder who intends to make the nomination (the "Nominating Stockholder"), (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment of each person so proposed for the past five years, (D) the number of shares of capital stock of the Company beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any arrangement or understanding between each person so proposed and the Nominating Stockholder with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person as a director, (F) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a director of each person so proposed. Only candidates nominated by stockholders for election as a member of the Company's Board of Directors in accordance with the By-law provisions summarized herein will be eligible to be considered by the Nominating Committee for nomination for election as a member of the Company's Board of Directors at the 2003 annual meeting of stockholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at the 2003 annual meeting of stockholders.

     A written proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy solicitation rules of the SEC if proxies were solicited for stockholder consideration of the matter at a meeting of stockholders. Only stockholder proposals submitted in accordance with the By-law provisions summarized above will be eligible for presentation at the 2003 annual meeting of stockholders, and any matter not submitted to the Company's Board of Directors in accordance with such provisions will not be considered or acted upon at the 2003 annual meeting of stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration at the annual meeting other than the matters described in the notice of annual meeting, but if any matters are properly presented, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                                By Order of the Board of Directors,



                                /s/ Donald H. Nikolaus
                                ----------------------------------------------
                                Donald H. Nikolaus,
                                President and Chief Executive Officer

March 22, 2002

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               DONEGAL GROUP INC.


            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 18, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel J. Wagner and Ralph G. Spontak, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Class A common stock and Class B common stock of Donegal Group Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 1195 River Road, Marietta, Pennsylvania 17547, on April 18, 2002 at 10:00 a.m., and at any adjournment, postponement or continuation thereof, as set forth on the reverse side of this proxy card.

                                      PROXY

Election of Class A Directors, Nominees:

         Robert S. Bolinger
         Patricia A. Gilmartin
         Philip H. Glatfelter, II

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                                                              ---------------
                                                              |  SEE REVERSE |
                                                              |      SIDE    |
                                                              ---------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

[ X ] Please mark your votes as in this example.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the nominees for Class A Director and FOR Proposal 2.

The Board of Directors recommends a vote FOR the nominees for Class A Director and FOR Proposal 2.


                                                 FOR      WITHHELD
1. Election of Class A Directors                [   ]      [   ]
    (see reverse side)

For, except vote withheld from the
following nominee(s):

----------------------------------

                                                 FOR       AGAINST     ABSTAIN
2.  Election of KPMG LLP as                     [   ]       [   ]        [   ]
    the independent public
    accountants for the
    Company for 2002


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment, postponement or continuation thereof.

This proxy should be dated, signed by the stockholder exactly as his or her name appears below and returned promptly to EquiServe Trust Company NA in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.


                                        ----------------------------------------

                                        ----------------------------------------
                                        SIGNATURE(S)                 DATE


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE